Exhiibt 4.26

SETTLEMENT AGREEMENT

THIS AGREEMENT (this "Agreement") is made by and between TCA GLOBAL CREDIT MASTER FUND, L.P. (the "TCA Fund"), a Cayman Islands limited partnership, on the one hand, and Hangover Joe's Holding Corp. ("Hangover Joe's Holding"), and Hangover Joe's, Inc., ("Hangover Joe's Inc.") (both entities collectively "Hangover Joe's"), and Michael Jaynes, individually ("Validity Guarantor"), on the other hand, effective as of July 31, 2014. The TCA Fund, Hangover Joe's Holding, Hangover Joe's Inc. and Validity Guarantor shall be collectively referred to hereinafter as the "Parties."

RECITALS

WHEREAS, the TCA Fund has filed an action styled TCA Global Credit Master Fund, L.P. v. Hangover Joe's Holding Corp. et al., Case No. CACE-14-009617, in the Circuit Court of the 17th Judicial Circuit in and for Broward County, Florida (the "Action" or "Pending Litigation"); and
WHEREAS, the Parties agree that it is in their mutual best interests to fully and finally settle and resolve all of their differences in accordance with the terms of this Agreement; and
WHEREAS, the Parties desire to have their respective rights, obligations, and duties concerning the settlement set forth in this instrument and those instruments incorporated herein which the Parties will collectively execute to assist them in discharging their respective obligations; and

WHEREAS, Union Capital, LLC and Gel Properties, LLC ("Assignees") have executed Assignment and Assumption Agreements (the "Assignment Agreements"), pursuant to which Assignees will acquire TCA Fund's rights to the Convertible Note at issue in the Action (the "Convertible Note") over a period of time as more specifically set forth in the Assignment Agreements, which Convertible Note was issued by Hangover Joe's in favor of TCA Fund in the original principal amount of $425,000.

NOW THEREFORE, in consideration of the mutual promises and covenants made herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

1. Recitals. The preamble and recitals set forth above are hereby incorporated into this Paragraph 1 by reference and made a part of the body of this Agreement as if fully restated herein.

2. Settlement Proceeds. Hangover Joe's shall cause Assignees to enter into and execute the Assignment Agreements, pursuant to which the Assignees shall pay to the TCA Fund  a total of Four Hundred Sixty Thousand Dollars ($460,000.00) in a series of tranches set forth in the Assignment Agreements. In addition, Hangover Joe's shall pay to the TCA Fund a total of Fifty-Three Thousand Dollars ($53,000.00) by a date that is not later than sixty (60) days after  the date when the full amount payable by the Assignees under the Assignment Agreements is paid in full to the TCA Fund (all the payments payable by the Assignees to the TCA Fund under the Assignment Agreement, together with the payment due from Hangover Joe's, are collectively  referred to as the "Settlement Proceeds"). In the event that Assignees and Hangover Joe's discharge all obligations as provided for herein and in the Assignment Agreements and the TCA Fund is paid in full for all obligations owing by Hangover Joe's to TCA Fund under the "Transaction Documents" (as hereinafter defined), this Agreement and the Assignment Agreements (collectively, the "Obligations"), then the TCA Fund shall file an Amended Joint Stipulation of Dismissal of Complaint With Prejudice with respect to all parties and defendants in the Pending Litigation, and the Parties shall execute mutual general releases in form and substance acceptable to all Parties. The Obligations of Hangover Joe's and Validity Guarantor to TCA Fund shall not exceed the total unpaid balance of the Settlement Proceeds, except as provided in Sections 5 and 16 below.

3. Treatment of Pending Action. Upon: (i) execution of this Agreement, the Assignment Agreements and all other documents required or requested by the TCA Fund in connection herewith by Hangover Joe's, Validity Guarantor, and the Assignees, respectively and as applicable; and (ii) payment by each of the Assignees of the first tranche due under each of the Assignment Agreements in the aggregate amount (between both Assignees) of One Hundred Fifteen Thousand Dollars ($115,000.00) of the Settlement Proceeds referenced in paragraph 2 above, then the TCA Fund agrees to cause to be filed in the Pending Litigation a Conditional Joint Stipulation of Dismissal Without Prejudice with respect to the Pending Litigation, substantially as in the form attached hereto as Exhibit "A", with an express reservation of jurisdiction only to enforce the terms of this Agreement, and the Parties shall otherwise withdraw of all pending motions in the Action.

4. Ratification of Credit Agreement and Transaction Documents. Hangover Joe's and Validity Guarantor hereby acknowledge, represent, warrant and confirm to the TCA Fund that: (i) the credit agreement dated December 31, 2012 but effective January 10, 2013 (the "Credit Agreement") and documents executed in connection therewith (the Credit Agreement and all such other documents hereinafter referred to as the "Transaction Documents") are valid and binding obligations of Hangover Joe's and Validity Guarantor, respectively and as applicable, and enforceable in accordance with their respective terms; provided, however, such portion of the Obligations for which payment thereof has been received by the TCA Fund shall cease to be enforceable by the TCA Fund as the TCA Fund receives payment for the Obligations in tranches under the Assignment Agreements; (ii) all obligations of Hangover Joe's under the Credit Agreement and the Transaction Documents are, shall be and continue to be secured by and under the Security Agreements, the Guaranty Agreements, the UCC Financing Statements, and other Transaction Documents executed in connection therewith; provided, however, such portion of the Obligations for which payment thereof has been received by the TCA Fund shall cease to be so secured as the TCA Fund receives payment for the Obligations in tranches under the Assignment Agreements; (iii) there are no defenses, setoffs, counterclaims, cross-actions or equities in favor of Hangover Joe's or Validity Guarantor to or against the enforcement of any of the Transaction Documents, and to the extent Hangover Joe's or Validity Guarantor have any defenses, setoffs, counterclaims, cross-actions or equities against the TCA Fund and/or against the enforceability of any of the Transaction Documents, Hangover Joe's and Guarantor acknowledge and agree that same are hereby fully and unconditionally waived and released by

Hangover Joe's and Validity Guarantor with respect to TCA Fund; and (iv) no oral representations, statements, or inducements have been made by the TCA Fund or any agents or representatives of the TCA Fund with respect to this Agreement or any other Transaction Documents.

5. Default Remedies.

(i) In the event that Assignees, or any one of them, or Hangover Joe's, fail to make a payment of Settlement Proceeds when due hereunder and under the terms of the Assignment Agreements, for any reason whatsoever, including, without limitation: (i) any failure or default of or by Hangover Joe's to undertake any action under the Assignment Agreements;
(ii) any breach or default by the Assignees under the Assignment Agreements; or (iii) any failure of conditions in the Assignment Agreements, including, without limitation, conditions relating to minimum trading volume requirements and clearing requirements imposed by Assignees in Section 1.2 of the Assignment Agreements, and such default, breach or failure has not been cured after first being given fourteen (14) days' written notice by the TCA Fund and an opportunity to cure such default during such fourteen (14) day period, then an "Event of Default" shall be deemed to have occurred hereunder. The notice of default required hereunder shall be deemed effective upon transmission of an e-mail to the e-mail address specified below in Section 15 of this Agreement. A copy of the Notice will also be sent by overnight delivery to the address specified below in Section 15 of this Agreement. The commencement of the cure period shall begin on the date the notice of default is transmitted by e-mail.
(ii) If an Event of Default shall occur hereunder, then the entire unpaid balance of the Obligations (i.e., $513,000.00), plus interest, reasonable attorneys' fees and costs incurred by the TCA Fund as determined by the Court in any subsequent orders, shall be accelerated and shall immediately become due and payable, and Hangover Joe's and Validity Guarantor, jointly and severally, shall be liable for the full amount of said Obligations to the TCA Fund. The TCA Fund shall have all rights, powers and remedies set forth in this Agreement, the Credit Agreement, any of the Transaction Documents, and any other written agreement or instrument relating to any of the Obligations or any security therefor, or as otherwise provided at law or in equity, except with respect to such rights, powers, and remedies as have been assigned and transferred to Assignees pursuant to the Assignment Agreements as of the date of the Event of Default. Without limiting the generality of the foregoing, the TCA Fund may, at its option, upon the occurrence of an Event of Default, declare all Obligations of Hangover Joe's to be immediately due and payable.

(iii) As a material inducement for the TCA Fund to enter into this Agreement, Hangover Joe's and Validity Guarantor hereby agree that upon the occurrence of an Event of Default under this Agreement, the Credit Agreement or any other Transaction Documents, the TCA Fund shall be entitled to immediately accelerate all Obligations remaining under the Credit Agreement or any other Transaction Documents, including under this Agreement, in addition to all other rights and remedies remaining available to the TCA Fund at law or in equity; provided, however, such portion of the Obligations for which payment thereof has been received by the TCA Fund shall cease to be enforceable by the TCA Fund as the TCA Fund receives payment for the Obligations in tranches under the Assignment Agreements. TCA Fund acknowledges that rights and remedies originally available to TCA Fund under the Credit Agreement and other Transaction Documents have been or will be transferred to Assignees under the Assignment Agreements in a series of tranches set forth in Schedule 1 of the Assignment Agreements, and accordingly, TCA Fund's rights to seek repayment of the Obligations after an Event of Default shall be limited to seeking enforcement only with respect to the Obligations, less any portion thereof received and cleared to the TCA Fund from the Assignees under the Assignment Agreements. In addition, as a material inducement for the TCA Fund to enter into this Agreement, Hangover Joe's and Validity Guarantor agree and do hereby waive any and all defenses, setoffs, counterclaims, cross-actions or equities that Hangover Joe's and Guarantor could assert in the Pending Litigation, and as a material inducement for the TCA Fund to enter into this Agreement, Hangover Joe's and Validity Guarantor agree and consent that upon the occurrence of an Event of Default under this Agreement, the TCA Fund shall have the right to file for entry of a Final Consent Judgment, substantially as in the form attached hereto as Exhibit "B", pursuant to which Hangover Joe's and Validity Guarantor shall be jointly and severally liable for all Obligations under the Credit Agreement or any other Transaction Documents, and this Agreement, together with post-judgment interest at the maximum rate available under applicable law to the extent Hangover Joe's Obligations under the Credit Agreement or any other Transaction Documents have not been satisfied in full by Assignees in accordance with the Assignment Agreements. Hangover Joe's and Validity Guarantor hereby waive the making of any findings of fact and conclusions of law in the Final Consent Judgment, and waive the right to appeal, or otherwise contest the validity of the Final Consent Judgment, except for the issue of whether and to what extent Hangover Joe's Obligations under the Credit Agreement or any other Transaction Documents have been satisfied by Assignees in accordance with the Assignment Agreements. In addition, Validity Guarantor hereby consents and stipulates to the jurisdiction of the Court in the Pending Litigation for all purposes including, but not limited to, the dismissal of the Action as contemplated hereby, the enforcement of this Agreement, and any entry of the Final Consent Judgment contemplated hereby.

(iv) Except as set forth in the Assignment Agreements, Hangover Joe's and Validity Guarantor hereby waive any and all presentment, demand, notice of dishonor, protest, and all other notices and demands in connection with the enforcement of the TCA Fund's rights under this Agreement, the Credit Agreement, any of the Transaction Documents, and any other written agreement or instrument relating to any of the obligations or any security therefor, and hereby consent to, and waive notice of release, with or without consideration, of Hangover Joe's, Validity Guarantor, or of any collateral, notwithstanding anything contained to the contrary in this Agreement, the Credit Agreement, any of the Transaction Documents, and any other written agreement or instrument relating to any of the obligations of Hangover Joe's or any security therefor. No event of default is being waived by the TCA Fund in connection with this Agreement, except and unless such waiver is in writing and signed by the TCA Fund. No failure or delay on the part of the TCA Fund in exercising any right, power or remedy hereunder shall operate as a waiver of the exercise of the same or any other right at any other time; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. There shall be no obligation on the part of the TCA Fund to exercise any remedy available to the TCA Fund in any order. The remedies provided for herein are cumulative and not exclusive of any remedies provided at law or in equity. Hangover Joe's and Validity Guarantor agree that in the event that either of them fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, the Credit Agreement, any of the Transaction Documents, and any other written agreement or instrument relating to any of the obligations or any security therefor, no remedy of law will provide adequate relief to the TCA Fund, and further agrees that the TCA Fund shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

(v) Unless and until an Event of Default occurs, Hangover Joe's will have complete and unfettered access to the funds in the Lock Box Account as defined in the Transaction Documents and TCA Fund shall have no right to access such funds for any reason. Upon the occurrence of an Event of Default, TCA Fund shall have the right to immediately, and without further notice, access or apply funds from the Lock Box Account to the Obligations.

6. Choice of Law and Venue. This Agreement and all transactions contemplated by this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Nevada. Any litigation brought or held on the basis of this Agreement shall be brought and held in the Circuit Court of the 17th Judicial Circuit in and for Broward County, Florida. Hangover Joe's and Validity Guarantor consent to the personal jurisdiction of the Circuit Court of the 17th Judicial Circuit in and for Broward County, Florida in the Action, including for purposes of enforcing its obligations under this Agreement.

7. Severability. If any term, provision, covenant or condition of this Agreement, or the application thereof, in whole or in part is rendered invalid, void or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those to which it is held invalid, void or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

8. Waiver. The waiver by any party to this Agreement of the violation or breach of any provision hereof by any other party shall not constitute a waiver of any prior or subsequent violation or breach of any provision of this Agreement.

9. Authority and Non-Transfer of Rights. The undersigned parties warrant and represent that they are duly authorized to execute this Agreement, have the full authority to bind the Party that they purport to bind by their signature, and that the Parties have been represented by counsel of their choice. The Parties, and each of them, hereby warrant and represent that they have not transferred or otherwise assigned to any non-party any of the claims released under this Agreement, and that no other person has any right, lien, claim against or interest in the same.

10. Binding Effect. All of the terms and provisions of this Agreement are binding upon, and inure to the benefit of, and are enforceable by, the Parties, and their respective legal representatives, successors, and permitted assigns.

11. Counterparts. This Agreement may be signed in counterparts, each of which when executed shall be deemed an original, and all of which together shall constitute a single instrument binding upon the Parties hereto. This Agreement and any counterpart may be executed by signatures provided via facsimile transmission and/or via electronic mail in a "pdf" file, which facsimile and/or electronic mail "pdf" signatures shall be as binding and effective as original signatures.

12. Construction. This Agreement shall be construed as if the Parties collectively prepared it and any uncertainty and ambiguity shall not be interpreted against any Party as the drafter.

13. Voluntary Assent. The Parties to this Agreement have been represented and fully advised by legal counsel and, in executing this Agreement, no party has relied upon any representations, warranties, promises, or inducements made by any other party, including, without limitation any representations, warranties, promises, or inducements made during the course of negotiating this Agreement, with the sole exception of the promises set forth in this Agreement. Each party has made an independent investigation and inquiry into such factual matters as that Party deemed relevant in connection with this Agreement and has consulted with counsel as to the nature and effect of the provisions of this Agreement. Each party acknowledges and agrees that this Agreement has been carefully read, freely and voluntarily assented to, signed as his or her or its own free act, and that each party has consulted with counsel of its choice in connection herewith. The Parties acknowledge that each of them is sophisticated and has read this Agreement and understands the terms, including the legal consequences therefrom, and in offering to make, and in making, executing, and delivering this Agreement, none of them was acting under any duress or undue influence.

14. Captions. The captions appearing at the commencement of sections of this Agreement are descriptive only and have been used for convenience in reference to this Agreement and shall not define, limit, or describe the scope or intent of this Agreement, nor in any way affect this Agreement.

15. Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing, and if delivered by electronic mail and overnight delivery or hand delivery to the current published address of the following attorneys and law firms:

If to The TCA Fund:
Carl F. Schoeppl, Esq.
Schoeppl & Burke, P.A.
4651 North Federal Highway
Boca Raton, Florida 33431
Telephone: (561) 394-8301
Facsimile: (561) 394-3121
E-mail: carl@schoepplburke.com

If to Hangover Joe's or Validity Guarantor:
Theresia M. Moser, Esq.
Meyer Moser Lang LLP
621 North Ave., Suite C-150
Atlanta, Georgia 30308
Telephone: (404) 537-5339
Facsimile: (404) 537-5340
E-mail: tmoser@mmlfirm.com

16. Costs and Attorneys' Fees. In the event of an Event of Default, then Hangover Joe's and Validity Guarantor, jointly and severally, agree to pay the reasonable attorneys' fees and costs incurred by the TCA Fund in connection with enforcing the default under this Agreement.

17. Time is of the Essence. Time is of the essence with respect to the performance of the terms of this Agreement and it is the intention of the Parties that this Agreement will become effective after full, complete and perfect performance by each and all of the Parties of all deliveries required by the Agreement.

[Signatures on Following Page.]

IN WITNESS WHEREOF, the Parties have entered into and executed this Agreement as of the date first referenced above.

HANGOVER JOE'S HOLDING CORP., Colorado  corporation

By: /s/ Matthew Veal
Name: Matthew Veal
Title:  CEO

HANGOVER JOE'S, INC., a Colorado corporation

By:  /s/ Matthew Veal
Name:  Matthew Veal
Title: CEO

MICHAEL JAYNES, an individual as
VALIDITY GUARANTOR

LENDER:
TCA GLOBAL CREDIT MASTER FUND, LP
By: TCA Global Credit Fund GP, Ltd.

Its: General Partner
By: /s/ Robert Press
Robert Press, Director

Exhibit A to Settlement Agreement

IN THE CIRCUIT COURT OF THE
17th JUDICIAL CIRCUIT IN AND
FOR BROWARD COUNTY, FLORIDA

TCA GLOBAL CREDIT MASTER FUND,
L.P.,
Plaintiff,
vs.
HANGOVER JOE'S HOLDING CORP.,
a Colorado Corporation;
HANGOVER JOE'S, INC.,
a Colorado Corporation; and
MICHAEL JAYNES, an Individual,
Defendants.
/
CIVIL DIVISION
CASE NO. CACE-14-9617 Div 4
Circuit Judge Sandra Perlman
PARTIES' CONDITIONAL JOINT STIPULATION OF

DISMISSAL OF COMPLAINT WITHOUT PREJUDICE

Pursuant to Fla.R.Civ.P. I .420(a)(1), Plaintiff, TCA Global Credit Master Fund, L.P. ("Plaintiff" or "TCA Fund"), and consent-party Defendants Hangover Joe's Holdings Corp., Hangover Joe's, Inc., and Michael Jaynes ("Defendants") (collectively, the "Parties"), by and through their undersigned counsel, file this Conditional Joint Stipulation of Dismissal Without Prejudice and, hereby conditionally, jointly stipulate and agree as follows:

1. Plaintiff now has pending claims in the above-captioned matter against Defendants. Each of the Defendants hereby consents and stipulates to the jurisdiction of this Court for all purposes including but not limited to: the dismissal of this action, the enforcement of the Settlement Agreement, and any entry of the Final Consent Judgment.

2. The Parties have resolved their dispute in the above-captioned action by entering a Settlement Agreement, which has been executed by the Parties.

3. However, the Parties intend and request that this Court retain jurisdiction to enforce the terms of the Settlement Agreement, and the Parties' stipulation to the dismissal of the above captioned matter, without prejudice, is wholly conditional upon this Court's retention of jurisdiction to enforce the terms of the Settlement Agreement.

4. In the event that this Court retains jurisdiction to enforce the terms of the Settlement Agreement, the Parties agree to the entry of an Order of Dismissal Without Prejudice of the above-captioned action, in the form of the proposed Order attached hereto as Exhibit 1.
Dated: August __, 2014 Respectfully submitted,
_____________________________
Carl F. Schoeppl
Florida Bar No. 818518
Terry A. C. Gray
Florida Bar No. 100732
SCHOEPPL & BURKE, P.A.
4651 North Federal Highway
Boca Raton, Florida 33431
Telephone: (561) 394-8301
Facsimile: (561) 394-3121
E-mail: carl@schoepplburke.com
E-mail: tgray@schoepplburke.com

Counsel for Plaintiff TCA
Global Credit Master Fund, L.P.
______________________________
Chad K. Lang, Esq.
Florida Bar No. 156922
E-mail: clang@mmlfirm.com
MEYER MOSER LANG LLP
2525 Ponce de Leon Blvd.
Suite 625
Coral Gables, FL 33134
Telephone: (305) 423-0600
Facsimile: (305) 423-0599
Theresia M. Moser
(admitted pro hac vice)
Elizabeth Bulat Turner
(admitted pro hac vice)

Meyer Moser Lang LLP
Southern Dairies Building
621 North Avenue, N.E. Suite C-150
Atlanta, Georgia 30308
(404) 537-5330 phone
(404) 537-5340 facsimile
tmoser@mmlfirm.com
bbulatturner@mmlfirm.com
Counsel for Defendants Hangover Joe's Holdings
Corp. and Hangover Joe's, Inc.

Exhibit B to Settlement Agreement
IN THE CIRCUIT COURT OF THE
17th JUDICIAL CIRCUIT IN AND
FOR BROWARD COUNTY, FLORIDA

TCA GLOBAL CREDIT MASTER FUND,
L.P.,
Plaintiff,
vs.
HANGOVER JOE'S HOLDING CORP.,
a Colorado Corporation;
HANGOVER JOE'S, INC.,
a Colorado Corporation; and
MICHAEL JAYNES, an Individual,
Defendants.
/
CIVIL DIVISION
CASE NO. CACE-14-9617 Div 4
Circuit Judge Sandra Perlman

FINAL CONSENT JUDGMENT

THIS MATTER came before the Court upon the Consent (the "Consent") of Defendants Hangover Joe's Holdings Corp., Hangover Joe's, Inc., and Michael Jaynes ("Defendants" or "Hangover Joe's") to the Entry of a Final Judgment, embodied in the Settlement Agreement attached hereto as Exhibit 1, and the Court, after considering the Consent in which Defendants Hangover Joe's, inter alia, consents to the entry of this Final Judgment holding them jointly and severally liable to TCA Fund, for all amounts due and owing under the Credit Agreement and related Transaction Documents, as amended by the First Amendment to Credit Agreement (the "Aggregate Amounts Due"), and waive the making of any findings of fact and conclusions of law in this Final Judgment, and waive the right to appeal, or otherwise contest the validity of this Final Judgment, and being otherwise duly advised in the premises, it is hereby:
ORDERED that Defendants Hangover Joe's Holdings Corp., Hangover Joe's, Inc., and Michael Jaynes, are jointly and severally liable to the Plaintiff TCA Global Credit Master Fund, L.P. ("Plaintiff" or "TCA Fund") for all amounts due and owing under the Credit Agreement, as amended by the First Amendment to Credit Agreement, and related Transaction Documents, the "Aggregate Amounts Due" of $513,000.00, less $____________ paid pursuant to the Settlement Agreement, plus $____________, remaining due and owing to TCA Fund under the terms of the Settlement Agreement, together with post-judgment interest at the maximum rate available under Florida law, for which amount let execution issue.

IT IS FURTHER ORDERED that Defendants Hangover Joe's Holdings Corp., Hangover Joe's, Inc., and Michael Jaynes shall each cooperate with the Plaintiff, and provide any and all reasonable and proper discovery requested by the Plaintiff, including, but not limited to, discovery concerning the financial condition and ability to pay this Final Judgment by Defendants.

IT IS FURTHER ORDERED that this Court shall retain jurisdiction over the parties for all purposes relating to the Consent, including, but not limited to, the enforcement of this Final

Consent Judgment.

DONE AND ORDERED in Chambers this day of , 20___.
__________________________________
SANDRA PERLMAN
CIRCUIT COURT JUDGE